SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

FILED BY THE REGISTRANT  [x]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[ X ] Definitive Additional Materials
[   ] Soliciting Material Pursuant under Rule 14a-12


                         CASUAL MALE RETAIL GROUP, INC.
                 (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X]	No fee required.
[  ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

   1)	Title of each class of securities to which transaction applies:
	_______________________________________________________________________
   2)	Aggregate number of securities to which transaction applies:
	_______________________________________________________________________
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	______________________________________________________________________
   4) Proposed maximum aggregate value of transaction:
      $______________________________________________________________________
5)    Total fee paid:
      $______________________________________________________________________

[   ]	Fee paid previously with preliminary materials.
[   ]	Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
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4)	Date Filed

The Board of Directors of Casual Male Retail Group, Inc. (the "Company") has established a Nominating Committee. The committee consists of Alan S. Bernikow and Jesse Choper, each of whom is an independent, non-employee director. Mr. Choper serves as Chairman of the committee. The Board has also voted to amend the Company's 1992 Stock Incentive Plan to eliminate the Board's authority, without stockholder approval, to reduce the exercise price of, or substitute, any stock options issued pursuant to the 1992 Stock Incentive Plan.